Exhibit 99.2

Biofrontera Inc. Announces Private Placement of Up To $16.0 Million

➢	Company secures financing of $8 million with an additional $8 million second tranche tied to milestones for aggregate proceeds of $16 million gross priced at market per Nasdaq rules
➢	Funding and recent restructuring of supply agreement allow Biofrontera Inc to assume R&D activities and to support further commercial growth

WOBURN, MA / ACCESSWIRE / February 20, 2024 / Biofrontera Inc. (NASDAQ:BFRI) (“Biofrontera” or the “Company”), a biopharmaceutical company specializing in the commercialization of dermatologic products, today announced it has entered into a securities purchase agreement with healthcare-focused institutional investors led by Rosalind Advisors. Pursuant to the securities purchase agreements, the Company will issue to the purchasers (a) an aggregate $8.0 million in shares of the company’s Series B-1 Convertible Preferred Stock and (b) warrants to purchase shares of the Company’s Series B-3 Convertible Preferred Stock with an aggregate exercise price of $8.0 million exercisable until the earlier of (i) five days after achievement of certain operational and commercial milestones, expected in Q2 of 2024, the approval by the Company’s shareholders of an increase in authorized shares and other proposals, and the effectiveness of a registration statement with the U.S. Securities and Exchange Commission covering the resale of the Common Stock underlying all shares of preferred stock that may be issued under the securities purchase agreement or (ii) the five-year anniversary of the issuance of the warrants.

Shares of Series B-1 and Series B-3 Convertible Preferred Stock will be issued at a price of $1,000.00 per share. Conversion of all of the shares of Series B-3 Convertible Preferred Stock into shares of common stock of the Company is subject to approval by the Company’s stockholders of an increase in the Company’s authorized shares of common stock. The shares of Series B -1 Convertible Preferred Stock convert into 9,310,677 shares of common stock at a conversion price of $0.7074. The shares of Series B -3 Convertible Preferred Stock to be issued upon exercise of all of the warrants convert into 11,309,019 shares of common stock (disregarding any conversion or beneficial ownership limitations) at a conversion price of $0.7074. The consideration for each warrant is $0.125 per share of common stock that each share of Series B-3 Convertible Preferred Stock may be converted into.

Biofrontera anticipates that aggregate gross proceeds will be up to $16 million, if all warrants are exercised, before deducting fees to the placement agents and other estimated offering expenses payable by the Company. This private placement is expected to close on or about February 21, 2024, subject to customary closing conditions.

The Company agreed to appoint up to two directors nominated by the lead investor to the board of directors of the Company.

The Company intends to use the upfront net proceeds from the private placement to fund the Company’s general business operations and ongoing activities related to expediting the development and approval of additional indications for the Company’s lead product Ameluz. The product is currently approved in conjunction with the BF-RhodoLED lamp series for the treatment of mild to moderate actinic keratosis on the face and scalp (AK).

The securities to be issued in connection with the private placement described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933 and Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act of 1933 and such applicable state securities laws. The Company has agreed to file a resale registration statement with the U.S. Securities and Exchange Commission (SEC), for purposes of registering the resale of the common stock issued or issuable in connection with the private placement.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

For further information, please see the Company’s current report on Form 8-K to be filed with the SEC following the closing of the transaction.

About Actinic Keratosis

Actinic keratosis (AK) is the most common pre-cancerous skin lesion caused by chronic sun exposure that may, if left untreated, develop into life-threatening skin cancer called squamous cell carcinoma. AKs typically appear on sun-exposed areas such as the face, bald scalp, arms or the back of the hands. In 2020 approximately 58 million people in the US were affected by AK and 13 million AK treatments were performed.3

About Biofrontera Inc.

Biofrontera Inc. is a U.S.-based biopharmaceutical company commercializing a portfolio of products for the treatment of dermatologic conditions with a focus on photodynamic therapy (PDT) and topical antibiotics. The Company’s licensed products are used for the treatment of actinic keratoses, which are pre-cancerous skin lesions, as well as impetigo, a bacterial skin infection. For more information, visit www.biofrontera-us.com and follow Biofrontera on LinkedIn and Twitter.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. These statements include, but are not limited to, statements relating to the closing of the described private placement of securities. We have based these forward-looking statements on our current expectations and projections about future events, nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements we make. These risks and uncertainties, many of which are beyond our control, including, but not limited to, the impact of any extraordinary external events; any changes in the Company’s relationship with its licensors; the ability of the Company’s licensors to fulfill their obligations to the Company in a timely manner; the Company’s ability to achieve and sustain profitability; whether the current global disruptions in supply chains will impact the Company’s ability to obtain and distribute its licensed products; changes in the practices of healthcare providers, including any changes to the coverage, reimbursement and pricing for procedures using the Company’s licensed products; the uncertainties inherent in the initiation and conduct of clinical trials; availability and timing of data from clinical trials; whether results of earlier clinical trials or trials of Ameluz® in combination with BF-RhodoLED® in different disease indications or product applications will be indicative of the results of ongoing or future trials; uncertainties associated with regulatory review of clinical trials and applications for marketing approvals; whether the market opportunity for Ameluz® in combination with BF- RhodoLED® is consistent with the Company’s expectations; the Company’s ability to comply with public company requirements; the Company’s ability to retain and hire key personnel; the sufficiency of cash resources and need for additional financing and other factors that may be disclosed in the Company’s filings with the SEC, which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release except as required by law.

Contact:

Barwicki Investor Relations

Andrew Barwicki

1-516-662-9461

ir@bfri.com

SOURCE: Biofrontera Inc.

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